UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2016 (June 9, 2016)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 504-9828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On June 9, 2016, Gray Television, Inc. (the “Company”) held its 2016 annual meeting of shareholders. The results of voting on the proposals submitted to a vote of the Company’s shareholders at the 2016 annual meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hilton H. Howell, Jr.	63,873,715	24,288,370	31,106,103
Howell W. Newton	81,265,709	6,896,376	31,106,103
Richard L. Boger	78,040,280	10,121,805	31,106,103
T. L. Elder	85,714,767	2,447,318	31,106,103
Robin R. Howell	62,580,200	25,581,885	31,106,103
Elizabeth R. Neuhoff	62,766,831	25,395,254	31,106,103
Hugh E. Norton	80,626,853	7,535,232	31,106,103
Harriett J. Robinson	62,582,869	25,579,216	31,106,103

Proposal No. 2 (Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2016):

Votes For	Votes Against	Abstain
118,743,402	491,320	33,466

As a result of the foregoing votes, each of the director nominees were elected as directors of the Company to hold office until the Company’s next annual meeting of shareholders and until their respective successors are duly elected and qualified, and the proposal to approve the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2016 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Executive Vice President and Chief Financial Officer

Date: June 9, 2016